UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2013, Walker & Dunlop, LLC (the “Borrower”), the operating subsidiary of Walker & Dunlop, Inc. (the “Company”), entered into an Amended and Restated Warehousing Credit and Security Agreement (the “Warehousing Agreement”) by and among the Borrower, the Company, as guarantor, the lenders party thereto (the “Lenders”), and PNC Bank, National Association, as administrative agent for the Lenders (“PNC”).

The Warehousing Agreement amended and restated the Borrower’s existing $450 million warehouse line with PNC.  The Warehousing Agreement provides for a $650 million committed warehouse line that matures on June 24, 2014 and permits other lenders to participate in making warehousing advances to the Borrower. The $650 million commitment amount is comprised of $450 million provided by PNC and $200 million provided by Wells Fargo Bank, National Association.  The Company has guaranteed the Borrower’s obligations under the Warehousing Agreement pursuant to an Amended and Restated Guaranty and Suretyship Agreement, dated as of June 25, 2013, by the Company in favor of PNC (the “Guaranty”). The Warehousing Agreement provides the Borrower with the ability to fund its Fannie Mae, Freddie Mac, HUD and FHA loans.  Advances are made at 100% of the loan balance and, subject to certain limited exceptions, borrowings under the Warehousing Agreement bear interest at a rate derived from the London Interbank Offered Rate (“LIBOR”) for a one-month interest period plus an applicable margin of 1.50%. As of June 25, 2013, the Borrower had $218.5 million of borrowings outstanding under this warehouse line with a corresponding unpaid principal balance of loans held for sale.

The obligations of the Borrower under the Warehousing Agreement are secured by a first priority lien in all of the Borrower’s right, title and interest in the Collateral (as defined in the Warehousing Agreement), including:  (i) all amounts advanced to the Borrower under the Warehousing Agreement to fund a mortgage loan until that mortgage loan is closed and those funds disbursed, (ii) all mortgage loans financed by the facility provided by the Warehousing Agreement from time to time and related mortgages and security agreements evidencing or securing those mortgage loans (“Pledged Loans”), (iii) all mortgage-backed securities that are created in whole or in part on the basis of Pledged Loans, and (iv) certain other related collateral as further described in the Warehousing Agreement.

The Warehousing Agreement contains certain affirmative and negative covenants that are binding on the Borrower (which are in some cases subject to exceptions), including, but not limited to, restrictions on the ability of the Borrower:  (i) to assume, guarantee or become contingently liable for the obligation of another person, (ii) to undertake certain fundamental changes such as reorganizations or mergers, amendments to its certificate of formation or operating agreement, liquidations, dissolutions or dispositions or acquisitions of assets or businesses,  (iii) to form or acquire any subsidiary of the Borrower, (iv) to pay any subordinated debt of the Borrower in advance of its stated maturity, or (v) to take any action, or fail or omit to take any action, that would cause the Borrower to lose all or any part of its status as an eligible lender, seller, servicer or issuer or any license or approval required for the Borrower to engage in the business of originating, acquiring or servicing mortgage loans.

In addition, the Warehousing Agreement requires the Borrower to comply with certain financial covenants, which are measured at the level of the Company and calculated for the Company and its subsidiaries on a consolidated basis, as follows:

•                  Tangible Net Worth (as defined in the Warehousing Agreement) of not less than (i) $200 million plus (ii) 75% of the net proceeds of any equity issuances by the Company or any of its subsidiaries after the Closing Date (for purposes of calculating compliance with this covenant, mortgage servicing rights are considered tangible assets);

•                  Compliance with the applicable net worth and liquidity requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and HUD;

•                  Liquid Assets (as defined in the Warehousing Agreement) of the Company of not less than $15 million;

•                  Maintenance of aggregate unpaid principal amount of (i) all mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $20.0 billion or (ii) all Fannie Mae DUS mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $10.0 billion, exclusive in both cases of mortgage loans which are 60 or more days past due or are otherwise in default or have been transferred to Fannie Mae for resolution;

•                  Aggregate unpaid principal amount of Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio which are 60 or more days past due or otherwise in default not to exceed 3.5% of the aggregate unpaid principal balance of all Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio (subject to certain exclusions relating to No Risk Mortgage Loans and At Risk Mortgage Loans (each as defined in the Warehousing Agreement)); and

The Warehousing Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, suspension, revocation or termination of the Borrower’s eligibility as a lender, seller/servicer or issuer or any other license required for the Borrower to engage in the business of originating, acquiring or servicing mortgage loans, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain bankruptcy-related events or other relief proceedings or a material adverse change in the Borrower’s financial condition.

The foregoing descriptions of the Warehousing Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Warehousing Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

PNC and its affiliates have various relationships with the Company and the Borrower involving the provision of financial services, including cash management and other services and loan sub-servicing. In addition, the Borrower has entered into forward delivery commitments in the ordinary course of business with affiliates of PNC.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent for the lenders.

10.2	Amended and Restated Guaranty and Suretyship Agreement, dated as of June 25, 2013, by Walker & Dunlop, Inc. in favor of PNC Bank, National Association, as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: June 28, 2013	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas
Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as guarantor, the lenders party thereto, and PNC Bank, National Association, as administrative agent for the lenders.

10.2	Amended and Restated Guaranty and Suretyship Agreement, dated as of June 25, 2013, by Walker & Dunlop, Inc. in favor of PNC Bank, National Association, as administrative agent for the lenders.